Exhibit 2.2

Dakota Real Estate Investment Trust
(A North Dakota Trust)

Bylaws

ARTICLE I
OFFICES

Section 1.01 Offices. Dakota REIT (the “Trust”) shall have its registered office in the State of North Dakota and may have such other offices and places of business within or without the State of North Dakota as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

SHAREHOLDERS

Section 2.01 Place of Meetings. Meetings of shareholders for any purpose may be held at such place or places, either within or without the State of North Dakota, as shall be designated by the Board of Trustees, or by the President with respect to meetings called by him.

Section 2.02 Annual Meeting. The annual meeting of shareholders shall be held in compliance with the requirements of the Declaration of Trust of the Trust each year. At such meeting, the shareholders shall elect a Board of Trustees and transact such other business as may properly come before the meeting.

Section 2.03 Special Meetings. Special meetings of shareholders may be called at any time by the Board of Trustees or by the President, and shall be called by the President or Secretary at the written request of shareholders owning not less than ten percent (10%) of the shares of the Trust then outstanding and entitled to vote.

Section 2.04 Notice of Meetings. (a) Written notice of the annual meeting or any special meeting of shareholders shall be given to each shareholder entitled to vote thereat, not less than fifteen (15) nor more than sixty (60) days prior to the meeting, except as otherwise required by statute, and shall state the time and place and the purpose or purposes of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the Shareholder of Record List of the Trust, with postage thereon prepaid. Notice need not be given, however, to any shareholder who submits a signed waiver of notice, before or after the meeting, or who attends the meeting in person or by proxy without objecting prior to the conclusion of such meeting the lack of notice of such meeting.

(b) In the event a special meeting is called by shareholders, as provided in Section 2.03 hereof, for the purpose of removing a Trustee, notice of such special meeting shall be given to shareholders entitled to vote at such meeting within ten (10) business days after the Trust shall have received a proper request for such special meeting.

Section 2.05 Quorum. At all meetings of shareholders, the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute, the Declaration of Trust, or these Bylaws. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder.

Section 2.06 Conduct of Meeting. Such person as the Board of Trustees may designate, or, in the absence of such a person, the highest ranking officer of the Trust who is present shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the Secretary of the Trust, the secretary of the meeting shall be such person as the chairman appoints. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him in order.

Section 2.07 Voting. (a) At all meetings of shareholders, each shareholder having the right to vote thereat may vote in person or by proxy, and, unless otherwise provided in the Declaration of Trust or in any resolution providing for the issuance of any class or series of stock adopted by the Board of Trustees pursuant to authority vested in the Board by the Declaration of Trust, shall have one vote for each full share of stock registered in his name. Election of Trustees shall be by written ballot.

(b) When a quorum is once present at any meeting of shareholders, a majority of the votes cast, whether in person or represented by proxy, shall decide any question or proposed action brought before such meeting, except for the election of Trustees, who shall be elected by a plurality of the votes cast, or unless the question or action is one upon which a different vote is required by express provision of statute or the Declaration of Trust, in which case such provision shall govern the vote on the decision of such question or action.

Section 2.08 Voting by Proxy. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after three months from the date of its execution, unless otherwise provided in the proxy.

Section 2.09 Adjourned Meetings. Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is present, or by the chairman of the meeting if a quorum of shareholders is not present. No notice of such adjourned meeting need be given, other than by announcement at the meeting at which adjournment is taken of the time and place to which such meeting is adjourned, and any business may be transacted at the adjourned meeting which might have been transacted at the meeting as originally called. However, if a new record date is subsequently fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting.

Section 2.10 Action by Written Consent of Shareholders. Except as otherwise provided herein with respect to election of Trustees or by applicable law, any action of the shareholders required or permitted to be taken at any regular or special meeting thereof may be taken without any such meeting, notice of meeting or vote, if a consent in writing setting forth the action thereby taken is signed by the holders of outstanding stock having not less than the number of votes that would have been necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of any such action shall be given to any shareholders entitled to vote who have not so consented in writing.

Section 2.11 Shareholders of Record. (a) The shareholders from time to time entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to any Trust action without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be the shareholders of record as of the close of business on a date fixed in advance by the Board of Trustees as the record date for any such purpose. Such a record date shall not be more than sixty days (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action without a meeting.

(b) If the Board of Trustees does not fix a record date, (i) the record for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be as of the close of business on the day next preceding the day on which notice of such meeting is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Trustees relating thereto is adopted.

ARTICLE III
TRUSTEES

Section 3.01 Board of Trustees. The management of the affairs, property and business of the Trust shall be vested in a Board of Trustees. In addition to the power and authority expressly conferred upon it by these Bylaws and the Declaration of Trust, the Board of Trustees may take any action and do all such lawful acts and things on behalf of the Trust as are not by statute or by the Declaration of Trust or these Bylaws required to be taken or done by the shareholders.

Section 3.02 Qualification of Trustees. No person shall be nominated or elected as a Trustee unless the Trust’s Shareholder of Record List shall show that such candidate or Trustee has a minimum investment in the Trust of $100,000 or a minimum investment in Dakota UPREIT Limited Partnership of $200,000.  Such value shall be based on the number of shares of the Trust or limited partnership units of the Dakota UPREIT Limited Partnership held multiplied by the then applicable price per share established by Board of Trustees for issuance of shares by the Trust.

Section 3.03 Number. The number of Trustees of the Trust shall be not less than seven (7) nor more than seventeen (17) as fixed from time to time by the Board of Trustees, at least a majority of which shall be Independent Trustees.

Section 3.04 Election and Term of Trustees. At each annual meeting of the shareholders, the shareholders shall elect Trustees to serve until the next annual meeting of shareholders. Each Trustee shall hold office until the expiration of such term and until his/her successor, if any, has been elected and qualified, or until his/her earlier resignation or removal.

Section 3.05 Annual and Regular Meetings. The annual meeting of the Board of Trustees shall be held promptly after the annual meeting of shareholders, and regular meetings of the Board of Trustees may be held at such times as the Board of Trustees may from time to time determine. No notice shall be required for the annual or any regular previously scheduled meeting of the Board of Trustees.

Section 3.06 Special Meetings. Special meetings of the Board of Trustees may be called by the President, by an officer of the trust who is also a Trustee, or by any two (2) Trustees, upon three (3) days’ notice to each Trustee either personally or by mail, telephone, telefax, or email, and if by telephone, telefax, or email confirmed in writing before or after the meeting, setting forth the time and place of such meeting. Notice of any special meeting need not be given, however, to any Trustee who submits a signed waiver of notice, before or after the meeting, or who attends the meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting.

Section 3.07 Place of Meetings. (a) The Board of Trustees may hold its meetings, regular or special, at such places, either within or without the State of North Dakota, as it may from time to time determine, or as shall be set forth in any notice of such meeting.

(b) Any meeting of the Board of Trustees or any committee thereof may be held by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and such participation shall constitute presence at the meeting.

Section 3.08 Adjourned Meetings. A majority of the Trustees present, whether or not a quorum, may adjourn any meeting of the Board of Trustees to another time and place. Notice of such adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken and if adjournment does not exceed ten days in any one adjournment.

Section 3.09 Quorum of Trustees. A majority of the entire number of Trustees shall constitute a quorum for the transaction of business; provided, however, that with respect to any question on which the vote of a majority of Independent Trustees is required for the approval of such question, a majority of the entire number of Independent Trustees shall constitute a quorum for the transaction of business on such question. The entire number of Trustees means the number of Trustees the Trust would have if there were no vacancies.

Section 3.10 Action of the Board of Trustees. The vote of a majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Board of Trustees, unless the question or action is one upon which a different vote is required by express provision of statute, the Declaration of Trust or these Bylaws, in which case such provision shall govern the vote on the decision of such question or action. Each Trustee present shall have one vote.

Section 3.11 Action by Written Consent of Trustees. Any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Trustees or of such committee, and such written consent is filed with the minutes of proceedings of the Board of Trustees or committee.

Section 3.12 Absent Trustees. A Trustee may give advance written consent or opposition to a proposal to be acted on at any Board meeting. Such consent or opposition must be counted as a vote in favor of or against the proposal and must be entered in the Minutes or other record of the action of the meeting if the proposal acted on is substantially the same, or has substantially the same effect, as the proposal to which the Trustee has consented or objected. Any such written consent shall contain the following information: (a) the name of the absent Trustee; (b) a brief statement of the proposal which the absent Trustee consents to or opposes; (c) whether the absent Trustee consents to or opposes the proposal; (d) the date of the meeting to which the consent or opposition applies; and (e) the signature of the absent Trustee. No written consent or opposition is valid for any meetings other than the single meeting specified in the notice and continuation of any meeting temporarily adjourned prior to the completion of the business before the Board at such meeting.

Section 3.13 Presumption of Assent. A Trustee who is present at a meeting of the Board of Trustees at which action on any Trust matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Trust immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Trustee who voted in favor of such action.

Section 3.14 Resignation. A Trustee may resign at any time by giving written notice to the Board of Trustees, the President, or the Secretary of the Trust. Unless otherwise specified in the notice, the resignation shall take effect upon receipt by the Board of Trustees or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 3.15 Removal of Trustees. Any of the Trustees may be removed for cause by the Board of Trustees and may be suspended pending a final determination by the Board of Trustees that cause exists for removal.

Section 3.16 Newly Created Trusteeships and Vacancies. Newly created trusteeships resulting from an increase in the number of Trustees or vacancies occurring in the Board of Trustees for any reason may be filled by a vote of the majority of the Trustees then in office, although less than a quorum; provided, however, that the Independent Trustees shall nominate replacements for vacancies amongst the Independent Trustees’ positions. A Trustee elected to fill a newly created trusteeship or to fill any vacancy shall hold office until the next annual meeting of shareholders, and until his successor, if any, has been elected and qualified.

Section 3.17 Chairman. At all meetings of the Board of Trustees, the Chairman of the Board or, if one has not been elected or appointed or in his absence, a chairman chosen by the Trustees present at such meeting, shall preside.

Section 3.18 Committees Appointed by the Board of Trustees. The Board of Trustees may, by resolution passed by a majority of the entire Board of Trustees or by written consent of all of the Trustees, designate one or more committees, each committee to consist of one or more of the Trustees; provided, however, that if any applicable state or federal securities law or regulations promulgated thereunder shall require that a majority of any such Committee be composed of Independent Trustees, the Board shall take such action as may be necessary to comply with such laws or regulations. The Board may also designate one or more Trustees as alternate members of any committee who may replace any absent or disqualified committee member at any committee meeting. Any such committee, to the extent provided in the resolution, except as restricted by law, shall have and may exercise the powers of the Board of Trustees in the management of the affairs, business and property of the Trust.

Section 3.19 Compensation. Trustees who are not salaried employees of either the Trust or of the management company engaged by the Trust to provide administrative services to the Trust, shall receive a stipend for attendance at any meeting of the Board, except that such fees shall be payable only once if more than one such meeting is held on the same day. The amount of the stipend shall be set by the Board of Trustees. Nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefore.

ARTICLE IV
OFFICERS

Section 4.01 Officers, Election and Term. (a) At its annual meeting the Board of Trustees shall elect or appoint a Chairman of the Board, a President, an Executive Vice-President, a Secretary and a Treasurer and may, in addition, elect or appoint at any time such officers as it may determine. Any number of offices may be held by the same person, provided that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers.

(b)         Unless otherwise specified by the Board of Trustees, each officer shall be elected or appointed to hold office until the annual meeting of the Board of Trustees next following his election or appointment and until his successor, if any, has been elected or appointed and qualified, or until his earlier resignation or removal.

(c)          Any officer may resign at any time by giving written notice to the Board of Trustees, the Chairman of the Board, the President, or the Secretary of the Trust. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof, and the acceptance of the resignation shall not be necessary to make it effective.

(d)         Any officer elected or appointed by the Board of Trustees may be removed by the Board of Trustees with or without cause, but without prejudice to the contract rights, if any, of the removed officer. Any vacancy occurring in any office by reason of death, resignation, removal, or otherwise may be filled by the Board of Trustees.

Section 4.02 Powers and Duties. The officers, agents and employees of the Trust shall each have such powers and perform such duties in the management of the affairs, property and business of the Trust, subject to the control of and limitation by the Board of Trustees, as generally pertain to their respective offices, as well as such powers and duties as may be authorized from time to time by the Board of Trustees. Without limiting the foregoing, the following officers shall have the following powers and duties:

(a)         Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Trust. Subject to the provisions of these Bylaws and to the direction of the Board of Trustees, he shall have the responsibility for the general management and control of the affairs and business of the Trust and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Trustees.

(b)         President. The President shall be Chief Operating Officer of the Company. He shall perform all duties incident to the Office of Chief Operating Officer, and such other duties as from time to time may be assigned to him by the Board of Trustees.

(c)          Executive Vice-President. The Executive Vice-President shall be the next highest-ranking officer of the Trust to the President and he shall perform all duties incident to such office, and such other duties as from time to time may be assigned to him by the President or the Board of Trustees. In the absence or disability of the President, the Executive Vice-President shall perform the duties and exercise the powers of the President.

(d)         Vice-Presidents. Each vice-president shall perform such duties as the Board of Trustees shall prescribe.

(e) Treasurer. The Treasurer shall oversee the financial dealings of the Trust. A Chief Financial Officer shall be appointed and shall have the custody of all monies and securities of the Trust and shall keep regular books of account. He shall make such disbursements of the funds of the Trust as are proper and shall render to the Board of Trustees an account of all such transactions and of the financial condition of the Trust at such times and in such manner as the Board of Trustees may require.

(f) Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the Board of Trustees. He shall have charge of the corporate books.

(g) Delegation of Authority. The Board of Trustees may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.03 Sureties and Bonds. If the Board of Trustees shall so require, any officer, agent or employee of the Trust shall furnish to the Trust a bond in such sum and with such surety or sureties as the Board of Trustees may direct, conditioned upon the faithful performance of his duties to the Trust and including responsibility for negligence and for the accounting for all property, finds or securities of the Trust which may come into his hands.

Section 4.04 Salaries. The salaries, if any, of the officers shall be fixed from time to time by the Board of Trustees. No officer shall be prevented from receiving a salary by reason of the fact that he is also a Trustee of the Trust.

ARTICLE V

RECORD OF OWNERSHIP AND TRANSFER OF SHARES

Section 5.01 Record of Ownership. The Units of Beneficial Interest Shares of Dakota REIT that are issued, sold, transferred, assigned, or given will be recorded by the Secretary of the Trust on a Shareholder of Record List to be kept with the records of the Trust in lieu of issuance of certificates for the Shares issued, sold, transferred, assigned or given.

Section 5.02 Transfer of Shares. (a) Upon a request to the Trust or the transfer agent of the Trust of a written evidence of succession, assignment or authority to transfer, the Trust shall record ownership of the shares to the person entitled thereto, and cancel the old recorded owner, except to the extent the Trust or such transfer agent may be prevented from so doing by law, by the order or process of any court of competent jurisdiction, or under any valid restriction on transfer imposed by the Declaration of Trust, these Bylaws, or agreement of security holders. Every such transfer shall be entered on the transfer books of the Trust.

(b) The Trust shall be entitled to treat the holder of record of any share or other security of the Trust as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or security on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Indemnification. The Trust shall indemnify the Trustees, officers, agents and employees of the Trust in the manner and to the full extent provided in the Declaration of Trust. Such indemnification may be in addition to any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders, any provision of these Bylaws, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

INVESTMENT POLICIES

Section 7.01 Investment policies. The Investment Policies of the Trust shall be those policies set forth in the Declaration of Trust.

Section 7.02 Oversight and Compensation of the Advisor. It shall be the duty of the Trustees to evaluate the performance of the Advisor before entering into or renewing an advisory contract. The criteria used in such evaluation shall be reflected in the minutes of such meeting. Each contract for the services of an Advisor entered into by the Trustees shall have a term of no more than one year.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Execution of Instruments. All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by a proper officer or officers or such other person or persons as the Board of Trustees may from time to time designate.

Section 8.02 Fiscal Year. The fiscal year of the Trust shall be as determined by the Board of Trustees.

ARTICLE IX
AMENDMENTS

These Bylaws may be altered, amended or repealed from time to time by the Trustees.